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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


PARENT
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Jefferson Savings Bancorp, Inc.

                                                STATE OR OTHER
                                                JURISDICTION OF  PERCENTAGE
SUBSIDIARIES (1)                                 INCORPORATION    OWNERSHIP
----------------                                ---------------  -----------
Jefferson Savings and Loan Association, F.A.    United States       100%
First Federal Savings Bank of North Texas       United States       100%
Jefferson Acquisition Co.                       Missouri            100%

SUBSIDIARIES OF JEFFERSON SAVINGS
  AND LOAN ASSOCIATION, F.A.
---------------------------------

J.S. Services, Inc.                             Missouri            100%
JS&L Realty, Inc.                               Missouri            100%
J.S. Services of Florida, Inc.                  Florida             100%
Jefferson Financial Corporation                 Texas               100%

SUBSIDIARIES OF FIRST FEDERAL
 SAVINGS BANK OF NORTH TEXAS
------------------------------

First Service Corporation, Inc.                 Texas               100%
North Texas Financial Services, Inc.            Texas               100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report on Form 10-K.